Exhibit 10.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION OF THIS NOTE OR OF THE COMMON STOCK ISSUABLE UPON THE CONVERSION HEREOF MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

DRAW DOWN CONVERTIBLE PROMISSORY NOTE

HDS International Corp.

$500,000                                                                                                                         August 18, 2011

For value received, HDS International Corp., a Nevada corporation (the “Maker”), promises to pay to Wiremu, Inc., (the “Holder”) the principal sum of five hundred thousand dollars ($500,000), together with interest as set forth herein. This draw down convertible promissory note (the “Note”) is subject to the following terms and conditions:

1.           Purpose of Note.  This Note evidences, and is given in consideration of, a loan in the principal amount of five hundred thousand US dollars ($500,000), pursuant to the terms more fully described herein. Unless extended or renewed, this draw down credit facility shall be payable in full on the Maturity Date (defined below).

2.           Advances. Maker hereby requests, and Payee hereby agrees, that Payee make such amounts available to Maker in immediately available funds as follows (each an “Advance”): (a) $100,000 shall be advanced by Payee to Maker on or before August 18, 2011; (b) $150,000 shall be advanced by Payee to Maker on or before August 26, 2011; and (c) $250,000 shall be advanced by Payee to Maker on or before September 2, 2011, pursuant to wire instructions provided to Payee by Maker.

3.           Terms of Advances. The Advances shall be used for working capital purposes or other general corporate purposes as determined by the Company.

4.           Maturity; Payment due upon Maturity. Unless converted into shares of common stock as provided in Section 6, this Note shall automatically mature and become due and payable on the February 19, 2013 (the “Maturity Date”).

5.           Interest.  Simple interest shall accrue on the outstanding principal balance hereof, up to and including the maximum amount available under this Note, at an annual rate of 3%.  Notwithstanding anything to the contrary herein, the liability of Maker for payment of interest under this Note shall not exceed the maximum amount permitted by law, and if any payment by Maker includes interest in excess of such maximum amount, Payee shall apply such excess to the reduction of principal or, if none is due, such excess shall be refunded to Maker. Interest shall be computed on the basis of a 360-day year.

6.           Repayment.

(a)           Prepayment. The Maker shall have the right to prepay the principal due and any accrued interest under this Note, in whole or in party, and at any time at its sole discretion, upon 5 days written notice to the Holder.

(b)           Conversion. The Maker shall have the right, but not the obligation, at any time, to convert all or any portion of the outstanding principal amount and accrued interest under the Note into fully paid and non-assessable shares of Maker’s common stock at the Conversion Price, as defined below.

The “Conversion Price” shall be equal to $0.25 per share of common stock.

7.           Payment. All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Maker. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal.

8.           Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Notwithstanding the foregoing, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Maker. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Maker.  Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

9.           Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of Nevada, excluding that body of law relating to conflict of laws.

10.           Notices.  Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or delivered by facsimile transmission, to the Maker at the address or facsimile number set forth herein or to the Holder at its address or facsimile number set forth in the records of the Maker.  Any party hereto may by notice so given change its address for future notice hereunder.  Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail in the manner set forth above and shall be deemed to have been received when delivered or, if notice is given by facsimile transmission, when delivered with confirmation of receipt.

11.           Amendments and Waivers. No provision of this Note may be waived or amended except in a written instrument signed, in the case of an amendment, by the Maker and the Holder, or in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

12           Stockholders, Officers and Directors Not Liable. In no event shall any stockholder, officer or director of the Maker be liable for any amounts due or payable pursuant to this Note.

13.           Successors and Assigns.  All agreements of the Maker in this Note shall bind its successors and permitted assigns.  This Note shall inure to the benefit of the Holder and its permitted successors and assigns. The Maker shall not delegate any of its obligations hereunder without the prior written consent of Holder.

14.           Loss of Note. Upon receipt by the Maker of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity reasonably satisfactory to the Maker (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Maker will make and deliver in lieu of such Note a new Note of like tenor, at the Maker’s expense.

[REST OF PAGE DELIBERATELY LEFT BLANK]

[SIGNATURE PAGE TO DRAW DOWN CONVERTIBLE NOTE DATED AUGUST 18, 2011]

IN WITNESS WHEREOF, the Maker has executed this Note as of the day and year first above written.

HDS INTERNATIONAL CORP.

TASSOS D. RECACHINAS
By:           Tassos D. Recachinas
Its:           President and CEO

WIREMU, INC.

EVELYN QUINTERO
By:
Its: